Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Postal Realty Trust, Inc. 2019 Equity Incentive Plan	Rule 457(h)	1,000,000	$15.7	$15,700,000	0.0001102	$1,730.14
Total Offering Amounts							$1,730.14
Total Fee Offsets							$—
Net Fee Due							$1,730.14

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.01 per share (“Common Stock”), of Postal Realty Trust, Inc., a Maryland corporation (the “Company” or “Registrant”), that become issuable under the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (as amended and restated to date, the “Plan”). This Registration Statement shall also cover any additional shares of Common Stock that may be offered and issued under the Plan by reason of certain corporate transactions or events, including any result of stock splits, stock dividends or similar transactions, effected without the Registrant’s receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	The shares of Common Stock registered hereby represent an increase to the share reserve under the Plan pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders on June 18, 2021.

(3)	Calculated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the registration fee. The fee is based on a price of $15.7 per share, the average of the high and the low sales prices of the shares of the Common Stock on the New York Stock Exchange on October 31, 2022.